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                                                                     EXHIBIT 2.2

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


         THIS FIRST AMENDMENT (the "AMENDMENT") to the Agreement and Plan of Merger dated as of June 9, 2004, by and among Splinex Technology Inc., a Delaware corporation ("Splinex"), Ener1 Acquisition Corp., a Delaware corporation ("Acquisition") and Ener1, Inc., a Florida corporation ("Ener1"), (the "MERGER AGREEMENT"), is entered into as of October 13, 2004 by and among Splinex, Acquisition and Ener1. Terms used herein and not otherwise defined have the meanings set forth in the Merger Agreement.

         WHEREAS, the parties hereto desire to amend the Merger Agreement to modify certain provisions.

         NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Merger Agreement as follows:

         1. Section 1.8 is hereby deleted in its entirety and replaced with the following:

         "1.8 DIVIDEND; DISTRIBUTION AGENT AND PROCEDURES.

         (a) At or immediately following the Effective Time, Ener1 shall declare a dividend of the Merger Consideration in order to distribute all of the Merger Consideration on a pro rata basis (the "DISTRIBUTION") to the holders as of the close of business on the Ener1 Record Date of the outstanding common stock, par value $0.01 per share, of Ener1 (the "ENER1 COMMON STOCK").

         (b) To effect the Distribution, the Surviving Corporation will deliver the Merger Consideration to the transfer agent for the Surviving Corporation (the "Distribution Agent") for allocation as of the Effective Time to the holders of record of Ener1 Common Stock as of the Ener1 Record Date. The distribution agent will credit each owner of Ener1 Common Stock as of the close of business on the Ener1 Record Date through book-entry in the records of the Surviving Corporation with the number of whole shares of common stock of the Surviving Corporation distributed to the Ener1 shareholder. Beginning on or about the Effective Time, the distribution agent will begin mailing account statements to these Ener1 shareholders indicating the number of shares of common stock of the Surviving Corporation that each such shareowner owns.

         (c) The Surviving Corporation shall instruct its transfer agent to deliver, without charge, upon the request of any stockholder whose ownership of common stock of the Surviving Corporation is registered in book-entry form, physical certificates representing the number of shares of common stock of the Surviving Corporation owned by such stockholder.

         (d) If, following the Ener1 Record Date, any holder of Convertible Securities that has elected to receive shares of common stock of the Surviving Corporation (any such holder, a "Participating Holder") upon conversion or exercise of its Convertible Securities shall convert or exercise, in whole or in part, its Convertible Securities into Ener1 Common Stock, the Surviving


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Corporation shall issue to such Ener1 shareholder that number of whole shares of common stock of the Surviving Corporation that such shareholder would have received in the Distribution if such conversion or exercise had been effective as of the Ener1 Record Date, together with any dividends or distributions thereon having a record date after the Effective Time. Ener1 shall notify the Surviving Corporation of (i) its receipt of notice from a Participating Holder that such holder has elected to convert or exercise its Convertible Securities and the number of shares of Ener1 Common Stock such holder will receive upon such conversion or exercise and (ii) the issuance of such shares of Ener1 Common Stock to such holder.

         (e) The Surviving Corporation shall be entitled, and may instruct the Distribution Agent, to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts required to be deducted and withheld with respect to the making of such payments under the Code or any provision of U.S., State or local or foreign tax law. Any withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable shareholder of Ener1 Common Stock.

         (f) Notwithstanding anything herein to the contrary, no certificate or scrip representing fractional shares of common stock of the Surviving Corporation shall be issued in the Distribution and, to the extent any Ener1 shareholder would be entitled to receive a fractional share of common stock of the Surviving Corporation, such fractional share interests will not entitle any such shareholder to vote or to any rights as a stockholder of the Surviving Corporation. All fractional interests in the common stock of the Surviving Corporation that would otherwise be issuable in the Distribution shall be aggregated; provided, that if a fractional interest results from such aggregation, the holder shall not be entitled to receive such fractional interest. Ener1 may direct the Distribution Agent to aggregate all fractional interests in the common stock of the Surviving Corporation resulting from the Merger and sell shares representing such aggregate interests in the public market and pay such proceeds to Ener1."

         2. Section 1.9 is hereby deleted in its entirety and replaced with the following:

         "1.9 NO FURTHER OWNERSHIP RIGHTS IN ACQUISITION COMMON STOCK. All shares of common stock of the Surviving Corporation issued pursuant to Section 1.1(b) and Section 1.8(d), if any, shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of common stock of Splinex converted in the Merger in accordance with Section 1.1."

         3. Section 1.10 is hereby deleted in its entirety and replaced with the following:

         "1.10 RESERVED."

         4. The first sentence of Section 5.8(a) is hereby deleted in its entirety and replaced with the following:


         "5.8 PREPARATION OF FORM S-1; OTC BULLETIN BOARD.

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         (a) Promptly following the execution of this Agreement, Splinex and
Ener1 shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 to register (i) the Distribution and
(ii) the resale of the common stock of the Surviving Corporation held by affiliates of the Surviving Corporation, including, without limitation, Splinex, LLC and Ener1 Group, Inc. (the "SELLING STOCKHOLDERS"), including any shares of common stock of the Surviving Corporation held by the Selling Stockholders prior to the Merger and any shares of common stock of the Surviving Corporation received by the Selling Stockholders in the Distribution (the "REGISTRATION STATEMENT")."

         5. Section 5.8(c) is hereby deleted in its entirety and replaced with the following:

         "(c) Ener1 shall pay, by wire transfer of immediately available funds to the SEC, any registration fee required by the SEC in connection with the Registration Statement. In addition, Ener1 shall pay $150,000 in expenses incurred in connection with the Registration Statement. All other expenses incurred in connection with the Registration Statement, including (without limitation) all printing, legal and accounting fees, shall be borne by Splinex. All underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Selling Stockholder shall be borne by such Selling Stockholder."

         6. Section 7.11 is hereby deleted in its entirety and replaced with the following:

         "7.11 RESERVED."

         7. Section 11.3 is hereby revised by deleting the definitions of "Exchange Agent" and "Exchange Fund" from Section 11.3.

         8. All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         9. Any amendment, modification or revision of this Amendment and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto. No waiver on the part of any party of any right, power or privilege under the Merger Agreement, nor any single or partial exercise of any right, power or privilege under the Merger Agreement, shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege under the Merger Agreement.

         10. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida as applied to contracts made and fully performed in such state.

         11. If any term or other provision of this Amendment is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Amendment shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Amendment so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

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         12. All section headings herein are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

         13. This Amendment may be executed by facsimile signature which shall be deemed to be an original for all purposes and may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Amendment as of the date first above written.


                                                     SPLINEX TECHNOLOGY INC.


                                                     By:  /s/ MICHAEL STOJDA
                                                         -----------------------
                                                         Michael Stojda
                                                         Chief Executive Officer

                                                     ENER1 ACQUISITION, INC.


                                                     By: /s/ KEVIN P. FITZGERALD
                                                         -----------------------
                                                         Kevin P. Fitzgerald
                                                         President

                                                     ENER1, INC.


                                                     By: /s/ KEVIN P. FITZGERALD
                                                         -----------------------
                                                         Kevin P. Fitzgerald
                                                         Chief Executive Officer





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